Exhibit 99.1

THE TARA PROPERTY

Map-staked Claim

Claim Name:	Area	Claim Number
TARA PROPERTY	1,141.7 Acres (462.22 ha.)	776842

Owner:
Iqbal Boga
2025 Graveley Street
Vancouver, British Columbia, Canada
V5L 3B6

In trust for:
Press Ventures Inc.
1733 1st Avenue Northwest
Calgary, Alberta, Canada
T2N 0B2

Location:
Omineca Mining Division
N.T.S.: 93 F/5, B.C.: 093F 034
53E 26' 40"N., 125E 31' 02" W.
U.T.M.: 5,924,630 N., 332,810 E.

By:
John Ostler; M.Sc., P.Geo.
Consulting Geologist
October 14, 2010

i

CONTENTS

Page
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	iii
1.0 INTRODUCTION
1.1 Property Description and Location  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
1.2 Accessibility, Climate, Local Resources, Infrastructure,
      and Physiography . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
1 1 4
2.0 HISTORY
2.1 Chronology of Exploration in the Tara Property Area . . . . . . . . . . . . . . . . . . . .
2.2 Exploration in the Tara Property Area . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
8 8 11
3.0 GEOLOGICAL SETTING
3.1 Regional Geology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
3.2 Regional Geophysics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
3.3 Property Geology. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
26 26 31 34
4.0 DEPOSIT TYPE SOUGHT ON THE TARA  PROPERTY
4.1 Polymetallic Veins . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
4.2 Polymetallic Vein Systems on Nechako Plateau near the Tara Property . . . . . .
4.2 Mineralization on the Tara Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
36 36 39 39
5.0 CONCLUSIONS AND RECOMMENDATIONS
5.1 Conclusions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
5.2 Recommendations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
5.3 Estimated Cost of the Recommended First-phase Program  . . . . . . . . . . . . . . . .
41 41 42 43
6.0 REFERENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44

CONTENTS
Continued

APPENDIX

A. Certificate of Qualification After text

THE TARA PROPERTY

SUMMARY

The Tara property comprises 1 map-staked claim covering 1,141.7acres (462.22 hectares), located in the Omineca Mining Division, Coast Land District, Range 4 of British Columbia, Canada.  The claim is owned by Ichbal Boga of Vancouver, British Columbia in trust for Press Ventures of Calgary, Alberta.  The property is on N.T.S. map sheet 93 F/5 near its northeastern corner and on B.C. map sheet 093F 034.
The claim is located on gentle slopes of the ridge on the northern side of Chelaslie Arm of the Nechako Reservoir.  This area is part of the Nechako Plateau of central British Columbia.
Although the boundaries of the Tara property have not been surveyed and their exact positions have not been defined on the ground, those positions have been defined precisely on the provincial mineral tenure grid.  Consequently, there is no legal uncertainty regarding the area covered by the claim.
There is no private land or aboriginal homeland on or adjacent to the TARA PROPERTY (776842) claim.  However, the land beneath the maximum high water level of Nechako Reservoir near the southern boundary of the claim is a “no-staking reserve” to facilitate reservoir management.  This “no-staking reserve” does not significantly affect the mineral potential of the Tara property.
Elevations on the property range from 4,010 ft (1,222.2 m) at the hill-crest near the western boundary of the claim to about 2,790 ft (850.4 m) at its southern boundary.
Adequate fresh water for mining purposes could be pumped up from Nechako Reservoir or drawn by gravity from the small lakes located 2 mi (3 km) north of the property.
The area around the Tara property is covered with forest, dominated by pine, spruce and fir.  Most of the timber in the property-area is of insufficient size and quality for mining timber.  Much of it has been clear cut recently.
The property is remote from any electrical grid.  Consequently, electricity for a mining operation would have to be generated on site.
Terrain on the property varies from gently sloping in the northern part to steep in the south. Rock outcrop increases from sparse near the property’s northern boundary to moderately common on the slopes north of the reservoir.
Soil profiles on the Tara property are typical of those found throughout this part of Nechako Plateau. Profiles are sufficiently well developed for soil geochemical surveys to be successful in identifying areas of anomalous metal concentrations.
Late spring and autumn are the wettest times of the year in the Tara property area.  Late summer and winter are the driest times.  The property is clear of snow from May to November.
Road access to the property from the British Columbia highway grid is most efficient from Vanderhoof located on B.C. Highway 16 west of the City of Prince George.  Access is via the Kenney Dam and 500 roads to a barge crossing on the north shore of Intata Reach.  Logging roads on the southern side of the reach penetrate into the northern part of the property.  Both the Kenney Dam and 500 roads are good gravel 2-wheel drive roads.  The condition of the logging roads south of Intata Reach is unknown to the writer.  Helicopter access to the property area is from Burns Lake located on B.C. Highway 16.  Burns Lake is 58 mi (95 km) by air north-northwest of the property-area.
Three reconnaissance exploration campaigns have been conducted in the Tara property area during: 1973, 1981, and 1992.
The 1973 geochemical survey resulted in the discovery of two co-incident lead and zinc anomalies.  The smaller of them was located near the northwestern corner of the current Tara property; the larger was located in the east-central part of it.  The 1981 work confirmed the earlier discoveries and added little new to the knowledge of the property area.
Detailed mapping and soil sampling was conducted during 1992 on the most intense part of the eastern 1973 soil lead-zinc anomaly.   That work resulted in the confirmation of the existence of an epigenetic quartz vein stockwork and breccia system related to Paleocene-age Ootsa Lake Group felsic volcanic rocks.

The system likely exceeded 13.2 ft (4 m) in width and was exposed for a length of 66 ft (20 m).  A float sample of mineralization assumed to have been from the stockwork contained 0.62 oz/ton (21.4 gm/mt) gold, 5.44 oz/ton (186.5 gm/mt) silver, and 3.3% lead.  Samples from some small exploration cuts into the stockwork yielded an average of 0.02 oz/ton (0.63 gm/mt) gold and 0.65 oz/ton (22.4 gm/mt) silver.  The system was considered to be open to the west along strike and soil data indicated that it could extend for at least 328 ft (100 m) to the east.  Soil survey results also indicated that at least one other mineralized system may have been located in the survey area.
The extent of and depth potential of the polymetallic vein system examined in the Bull showings area was untested.  Also, most of the eastern, and all of the western 1973 soil anomalies had been left unexplored.
Most of the Tara property area remains almost unexplored at present.
A preliminary exploration program of geological mapping and prospecting costing $US25,715 ($CDN26,036) is recommended.  This preliminary program should be followed up by more intensive exploration of any mineralized trends and showings that are defined.

v

THE TARA PROPERTY

1.0 INTRODUCTION

1.1 Property Description and Location

The Tara property is located on gentle slopes of the ridge on the northern side of Chelaslie Arm of Nechako Reservoir.  This area is part of Nechako Plateau of central British Columbia (Figures 1and 2).
The property area comprises 1 map-staked claim covering 1,141.7acres (462.216 hectares), located in the Omineca Mining Division, Coast Land District, Range 4.  It is on N.T.S. map sheet 93 F/5 near its northeastern corner and on B.C. map sheet 093F 034.
The locations of the property center of the Bull showings area are at about 53E 26' 40" north latitude and 125E 31' 02 west longitude (U.T.M.: 5,924,630 N., 332,810 E.) (Figure 2):
Tenure of the claim comprising the Tara property is as follow:
Table 1
MAP-STAKED CLAIM

Claim Name	Record Number	Area: Acres (hectares)	Record Date	Expiry Date	Owner

TARA PROPERTY	776842	1,141.7 (462.22)	May 11, 2010	May 11, 2011	Iqbal Boga

Although the boundaries of the Tara property have not been surveyed and their exact positions have not been defined on the ground, those positions have been defined precisely on the provincial mineral tenure grid.  Consequently, there is no legal uncertainty regarding the area covered by the claim.
There is no private land or aboriginal homeland on or adjacent to the TARA PROPERTY (776842) claim.  However, the land beneath the maximum high water level of Nechako Reservoir near the southern boundary of the claim is a “no-staking reserve” to facilitate reservoir management.  This “no-staking reserve” does not significantly affect the mineral potential of the claim.
There is no plant or equipment, inventory, mine or mill structure of any value on this claim.

1.2 Accessibility, Climate, Local Resources, Infrastructure, and Physiography

The Tara property is located on gentle slopes of the ridge on the northern side of Chelaslie Arm of Nechako Reservoir.  This area is part of the Nechako Plateau of central British Columbia.
The terrain of Nechako Plateau was described by S.S. Holland (1976) as follows:

The Nechako Plateau ... is the northernmost of the three plateau subdivisions of the Interior Plateau.  It is an area of low relief, with great expanses of flat or gently rolling country, in places almost completely undissected but elsewhere incised to the level of the Fraser River and its tributaries.  The plateau surface lies between 4,000 and 5,000 feet (1,219 and 1,524 metres) elevation.
The Nechako Plateau is bounded on the west by the Hazleton Mountains and on the north by the Skeena and Omineca Mountains.  The plateau passes by rapid transition into the mountains, and the boundary is drawn along the generalized line of the 5,000-foot (1,219-metre) contour.  On the east it is bounded by the Fraser Basin, the line of separation between the two being the 3,000-foot (914-metre) contour.  On the south the separation from the Fraser Plateau is along the West Road River.
Over much of the plateau, flat or gently dipping Tertiary lava flows cover the older volcanic and sedimentary rocks of the Takla and Hazelton Groups and intrusive rocks of Upper Jurassic and Cretaceous age.  Glacial drift is widespread and a high percentage of the bedrock is obscured.
The plateau was occupied by ice, which, in moving across it, marked the surface with thousands of grooves and drumlin-like ridges which are parallel to the ice flow.  From the general vicinity of Ootsa Lake the ice moved eastward and northeastward toward the Rocky Mountains near McLeod Lake.  Ice moved southeastward along the Babine Lake valley and then veered to the northeast ...  Numerous depressions left on the plateau surface after the ice retreat are now occupied by myriads of lakes, from small ponds to lakes the size of Babine, which is the second largest lake in the province.
Noticeable features of the plateau surface are eskers and meltwater channels; many of the latter are now dry...
In the southwestern part of the Nechako Plateau, between Whitesail Lake and the West Road River, several round-topped ranges project above the general upland surface at 5,000 feet (1,524 metres).  An elevation of 7,396 feet (2,254 metres) is reached at Michel Peak in the Quanchus Range, of 6,319 feet (1,926 metres) on Fawnie Nose in the Fawnie Range, and of 7,065 feet (2,153 metres) at Nadina Mountain.  These are monadnocks on the late Tertiary erosion surface, resulting from the resistance to erosion of granitic stocks and their aureoles of altered (hornfelsed) rock.
There are numerous outliers of the Nechako Plateau lying within the Fraser Basin.  These are remnants of the plateau surface which were not destroyed during the dissection of the plateau and the erosion of the Fraser Basin below the higher level.
...

Holland, S.S.; 1976: pp. 68-69.

Elevations on the Tara property range from 4,010 ft (1,222.2 m) at the hill-crest near the western boundary of the claim to about 2,790 ft (850.4 m) at the claim’s southern boundary (Figure 2).

Adequate fresh water for mining purposes could be pumped up from Nechako Reservoir or drawn by gravity from the small lakes located 2 mi (3 km) north of the property.
The area around the Tara property is covered with forest, dominated by pine, spruce and fir.  Most of the timber in the property area is of insufficient size and quality for mining timber.  Much of it has been clear cut recently.
The property is remote from any electrical grid.  Consequently, electricity for a mining operation would have to be generated on site.
Terrain on the property varies from gently sloping in the northern part to steep in the south. Rock outcrop increases from sparse near the property’s northern boundary to moderately common on the slopes north of the reservoir.
Soil profiles on the Tara property are typical of those found throughout this part of Nechako Plateau. Profiles are sufficiently well developed for soil geochemical surveys to be successful in identifying areas of anomalous metal concentrations.
Soil surveys have been used successfully during previous exploration programs in the Tara property area.
The closest weather station to the property-area is at Prince George, British Columbia (Figure 1).  Climatic statistics for that station are quoted from Environment Canada as follow:

Average temperature: January, High 21.3EF. ( -5.9EC.)	July, High 72.1EF (22.3EC.)
          Low      8.4EF. (-13.1EC.)                                                                 Low   47.7EF (  8.7EC.)

Average annual precipitation:	25.4 inches (644 mm) of which 16.3 inches (413.9 mm) falls as rain and 9.1 inches (230.1 cm) falls as snow

Precipitation in the Prince George area peaks twice per year, in June and October.  By August and

March, precipitation decreases to a minimum.

Wettest month, Spring:	June, with 2.54 inches (64.4 mm) precipitation
Driest month, Summer:	August, with 1.93 inches (49.1 mm) precipitation

Wettest month, Autumn:	October, with 3.12 inches (79.2 mm) precipitation
Driest month, Winter:	March, with 1.13 inches (28.6 mm) precipitation

Average Snow depth in inches (cm):

Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
28.3	28.7	22.4	6.2	0	0	0	0	0	0	5.9	16.1
(72)	(73)	(57)	(16)	(0)	(0)	(0)	(0)	(0)	(0)	(15)	(41)

Note:	This data were obtained from the National Climate Archive (Climate Data On Line, Canadian Climate Normals) at www.climate.weatheroffice.ec.gc.ca/climate

The climate in the property-area is slightly colder and wetter than it is at Prince George.
Nechako Reservoir area can be accessed form the British Columbian highway system from either Vanderhoof or Burns Lake.  Both communities are on B.C. Highway 16 between Prince George and Prince Rupert (Figures 1 and 3).  Access is most efficient from Vanderhoof.
Access from Vanderhoof to the northern side of Intata Reach on the reservoir is via the Kenney Dam Road to its termination at the dam itself, and thence via the 500 road to a barge crossing west of Intata Hill (Figure 3).  Both the Kenney Dam and 500 roads are good 2-wheel drive gravel roads.  Trucks on the 500 road use radio frequency 159.750.  The barge that is based at the landing near Intata Hill is owned by Ambroid Equipment Limited of Fraser Lake, British Columbia.
The logging roads on the peninsula between Intata Reach and Chelaslie Arm are controlled by Chislada Forest Products of Fraser Lake, British Columbia.  Chislada does contract logging for West Fraser Mills.  Chislada’s roads approach the northern, western, and eastern margins of the Tara property.  The current condition of those roads is unknown to the writer.
The nearest supply and service centers to the property are Burns Lake, Vanderhoof, and Fraser Lake, located on highway 16.  Vanderhoof is about 100 mi (161 km) northeast of the property area. These communities have adequate resources to service a moderate surface exploration program.
The City of Prince George, located about 45 mi (74 km) east of Vanderhoof, has services necessary to support a mining operation.  The city has a regional airport with scheduled jet service to other parts of North America.  Also, it is located at the junction between major north-south and east-west rail routes.  Canadian National’s main railway line westward to the port of Prince Rupert runs generally parallel with B.C. Highway 16 from Prince George to Prince Rupert, located 442 mi (724 km) to the west (Figure
1).  Prince Rupert is Canada’s second largest Pacific coast port.

Helicopters for emergency service are available at Burns Lake, located on B.C. Highway 16, about  58 mi (95 km) by air north-northwest of the property area, and at Prince George located about 115 mi (188 km) east-northeast of the property.

2.0 HISTORY

2.1  Chronology of Exploration in the Tara Property Area

1960s	Several major mining companies conducted regional geochemical surveys across Nechako Plateau in search of porphyry copper deposits.

1973
The MR claim group was staked by M. Lubbers of Telkwa, British Columbia and optioned to Endako Mines, a division of Canex Placer Limited.  Endako conducted a reconnaissance soil survey and discovered two co-incident soil-lead and zinc anomalies (Buckley, 1973) (Figures 4 and 5).

1974 to
1980	The MR claim group lapsed.

1980
During Spring, 1980, JMT Services Corp. staked the Precious Metals claim group to cover the soil anomalies discovered during the 1973 program.  From July to September, 1980 JMT with support from Prism Resources Ltd. conducted rock-chip and soil surveys near the eastern 1973 anomaly.  Samples were analyzed for copper, lead, zinc and silver.  That anomaly was confirmed (Harivel and Livingstone, 1981).

1982	JMT re-analyzed the sample pulps from the 1980 soil program for gold, arsenic and molybdenum (Harivel and Livingstone, 1982).

1991	Bruno Kasper re-staked the area as the Bull claims in June, 1991. Kasper optioned the claims to Sleeping Gold Ltd.

1992
Equity Engineering Ltd. conducted a program of geological mapping, prospecting, and rock and soil geochemical surveys for Sleeping Gold Ltd. (Caulfield, 1992).  The work was focused in the area of the eastern 1973 soil anomaly and mineralized outcrops located within it (Figures 6 to 11 and 15 to 16)..

Caulfield (1992) confirmed the existence of an epigenetic quartz vein stockwork and breccia system that likely exceeded 13.2 ft (4 m) in width and was exposed for a length of 66 ft (20 m).  A float sample of mineralization assumed to have been from the stockwork contained 0.62 oz/ton (21.4 gm/mt) gold, 5.44 oz/ton (186.5 gm/mt) silver, and 3.3% lead.  Samples from some small exploration cuts into the stockwork yielded an average of 0.02 oz/ton (0.63 gm/mt) gold and 0.65 oz/ton (22.4 gm/mt) silver.  The system was considered to be open to the west along strike and soil data indicated that it could extend for at least 328 ft (100 m) to the east.  Soil survey results also indicated that at least two other mineralized zones may have been located in the survey area. (See subsequent sections of this report.)

1992 to
2006	The Bull claims lapsed.

2006           The TARA claim was map-staked by Joseph Lawrence of Cache Creek, British Columbia and
subsequently sold to Ichbal Boga, who held it in trust for Goldron Ventures Inc.

2007 to
2010           The TARA (528336) claim lapsed.

2010	Ichbal Boga map-staked the current TARA PROPERTY (776842) claim. Reportedly, he is holding it in trust for Press Ventures Inc.

NOTES: This figure was adapted from Buckley, 1973: Figure 7.
For zinc results from the 1973 Endako survey, see Figure 5.
TARA PROPERTY
PROFESSIONAL
PROVINCE OF
J. D. OSTLER
BRITISH COLUMBIA
GEOSCIENTIST
N.
22° 32'
N. mag.
SCALE
0 250 500 750 1000 m
0 1000 2000 3000 ft
Figure 4
CASSIAR EAST YUKON EXP. LTD.
1973 ENDAKO SURVEY:
LEAD in SOILS
TARA PROPERTY
53° 26' 40" N., 125° 31' 07" W.
U.T.M.: 5,924,030 N., 382,810 E.
N.T.S.: 93 F/S, B.C.: 093F 034
JOHN OSTLER; M.Sc., P.Geo.
OMINECA M.D., B.C.
OCTOBER, 2010

NOTES: This figure was adapted form Buckley, 1973: Figure 6.

For lead results from the 1973 Endako survey, see Figure 4.

TARA PROPERTY
J. D. OSTLER
PROFESSIONAL
BRITISH COLUMBIA
GEOSCIENTIST

N.

23° 32'

N. mag.

SCALE

0 250 500 750 1000 m

0 1000 2000 3000 ft

Figure 5

CASSIAR EAST YUKON EXP. LTD.

PIEDMONT VENTURES INC.

1973 ENDAKO SURVEY: ZINC in SOILS

TARA PROPERTY

53° 26' 40" N., 125° 31' 02" W.

U.T.M.: 5,924,610 N., 332,840 E.

N.T.S.: 93 F/5, B.C.: 093F 034 | OMINECA M.D., B.C.

JOHN OSTLER, M.Sc., P.Geo. | OCTOBER, 2010

2.2 Exploration in the Tara Property Area

During the 1960s, several major mining companies conducted regional stream and lake sampling programs over parts of Nechako Plateau in search of porphyry copper deposits.
In 1973, the MR claim group was staked by M. Lubbers of Telkwa, British Columbia and optioned to Endako Mines, a division of Canex Placer Limited.
Thirteen soil lines were run northeastward from the northeastern shore of Chelaslie Reach over the area now partly covered by the TARA PROPERTY claim (Figures 4 and 5).  Lines were spaced 1,000 ft (305 m) apart.  Soil samples were collected at 500-foot (152-metre) intervals in the southern part of the grid and at 400-foot (122-metre) intervals in its northern part.  A total of 196 samples were taken and analyzed for: copper, lead, zinc, silver, and molybdenum.  The samples were not analyzed for gold.  During the early 1970s, soil-gold determinations were quite expensive, and generally considered not very reliable.
Two co-incident soil-lead and zinc anomalies were discovered (Buckley, 1973).  The larger one was in the east-central part of the current Tara property and the smaller one was near its northwestern corner.  The soil anomalies hosted samples with soil lead concentrations in excess of 100 ppm and soil-zinc concentrations exceeding 1,000 ppm.
The Endako option was dropped, and subsequently, the MR claims were allowed to lapse.
Follow-up work on one of Rio Tinto Canadian Exploration’s regional lake sediment anomalies by Granges Exploration Ltd. and Cominco Ltd. led to the discovery in 1979 of the Capoose silver-lead-zinc deposit located about 20 mi (30 km) southeast of the current Tara property.  Areas with similar geology were acquired by BP Minerals, Rio Canex, Granges, and Prism Resources Ltd. (Caulfield, 1992).
During Spring, 1980, JMT Services Corp. staked the Precious Metals claim group to cover the soil anomalies discovered during the 1973 program.  From July to September, 1980 JMT with support from Prism Resources Ltd. conducted rock-chip and soil surveys near the eastern 1973 anomaly.
North-south lines spaced at 492-foot (150-metre) intervals were run mostly through the area of the 1973 eastern anomaly.  Samples were taken at 152-foot (50-metre intervals) along the lines. A total of 191 soils and 27 rock and silt samples were taken.

The results of the 1980 work in the eastern anomaly area were summarized by Harivel and Livingstone (1981) as follow:

Results for zinc outline a broad anomaly about 700 m (2,296 ft) by 600 m (1,968 ft). In largest dimensions ...  Values range from 34 ppm to 2,760 ppm with an estimated average of 250 ppm and estimated background of 150 ppm.
Lead values outline an anomalous area which more or less mimics the zinc anomaly.  Values range from a low of 5 ppm to 1,950 ppm with an estimated background of 30 ppm.
Within the anomalous area (above) values for silver are sporadically anomalous but no defined zone is apparent.  Values over the property range from less than the limit of detection to a high of 10.5 ppm.  Background values are 0.2 ppm.
Copper values are low and show no clear pattern.

Harivel, Colin and Livingstone, K.W.; 1981: pp. 2-3.

In February, 1982, JMT had the sample pulps from the 1980 program re-analyzed for gold, arsenic and molybdenum.  Colin Harivel and K.W. Livingstone (1982) reported the results of that re-analysis as follows:

A zone defined by the limit of above-background As in soils in coincident with much of the zinc anomaly shown in an earlier assessment report (Buckley, 1973) (Figure 5), whereas the few anomalous Au results lie away to the northwest from the zone of higher As results.  Mo is generally very low and shows weak increase to 2-3 ppm downslope from the core of the coincident Pb-Zn anomaly.

Harivel, Colin and Livingstone, K.W.; 1982: p. 5.

Subsequently, the MR claims were allowed to lapse and Bruno Kasper re-staked the area as the Bull claims in June, 1991.  Kasper optioned the claims to Sleeping Gold Ltd.  During 1992, D.A. Caulfield of Equity Engineering Ltd. conducted a program of geological mapping, prospecting, and rock and soil geochemical surveys for Sleeping Gold Ltd. (Caulfield, 1992).
Most of the work was focused in the most intense part of the eastern 1973 soil anomaly and mineralized outcrops associated with it.  A grid was constructed to confirm previous work and to serve as a reference for new detailed mapping and sampling.  The grid comprised 10 northeast-southwest trending lines spaced 328 ft (100m) apart were turned off a 0.6 mi (1 km)- long northwest-southeasterly trending base line.  Soil samples were taken at 152-foot (50-metre) intervals along each line.

A total of 152 soil samples (Figures 6 to 11, 15 and 16), and 23 rocks were analyzed.  D.A. Caulfield (1992) described the Sleeping Gold soil survey as follows:

The soil sampling program on the Bull 1-4 claims was designed to confirm and better define the lead-zinc-arsenic anomalies outlined by soil sampling campaigns by Placer (1973) and Prism (1980) ...  A total of 152 soil samples were collected from the (1992) soil grid (Figures 7 to 11) and log probability plots for gold, silver, arsenic, copper, lead and zinc were constructed from them.  These distribution diagrams were then used to calculate background, anomalous and strongly anomalous levels... (as follow:)

Table 2
1992 SLEEPING GOLD SURVEY:
ANOMALOUS LEVELS FOR SOIL GEOCHEMISTRY

ELEMENT	BACKGROUND	POSSIBLY ANOMALOUS	ANOMALOUS
gold (ppb)	<5	<5	95
silver (ppm)	<0.2	0.4	1.1
copper (ppm)	18	39	99
lead (ppm)	16	45	270
zinc (ppm)	155	370	1050
arsenic (ppm)	12	24	130

The bulk of the anomalous soil geochemistry is contained in an area bounded by 3+00S-6+00s and 2+00W-4+00E.  As best can be discerned, this is the same area outlined by the previous surveys.  Part of this anomaly likely marks the eastern strike extension of the quartz vein system found at 3+00S, 1+00W.  Sample station 3+50S, B/L, which lies along strike to the east, returned elevated silver (1.6 ppm), copper (121 ppm), lead (136 ppm), and zinc (572 ppm) values, which are comparable to those of the soil sample taken directly over the main showing.  Unfortunately, the western strike extension of the quartz vein zone was not covered by the survey.

The most anomalous soil sample was taken at 3+00S, B/L, 50 metres (152 feet) north of the quartz vein system described above.  It contained all the maximum metal values (encountered) ... , and lies on the western end of another east-west anomaly which extends to 5+00S, 4+00E.  The source of this anomaly may be a similar, but as yet undiscovered, quartz vein system, considering the geochemical signature and orientation of the anomaly.  Alternatively, the two anomalies may mark a single quartz vein system which has been displaced by faulting between 3+00S and 3+50S on the baseline.

Anomalous precious and base metal values were returned from sampling on lines 5+00S and 6+00S near to the baseline.  Sampling of the conspicuous gossanous outcrops in this area indicate that these outcrops are not the source of the anomalies and that another, perhaps less obvious, source remains to be found.

A large portion of the Bull property outside of the grid is underlain by glacial till.  Some of the till is locally derived, but most contains rounded cobbles of mixed lithology.  This till, will mask underlying geochemical trends in places, making interpretation difficult.  It gives anomalous areas a “thumb print” pattern of high values (where till is thin or absent) and very low values (where till is impervious or too thick to indicate underlying anomalies).  The low lying till covered areas on lines 8+00S and 9+00S, would not likely be satisfactory for indicating soil anomalies.

Caulfield, D.A.; 1992: pp. 9-11.

Caulfield (1992) confirmed the existence of an epigenetic quartz vein stockwork and breccia system that likely exceeded 13.2 ft (4 m) in width and was exposed for a length of 66 ft (20 m).  A float sample of mineralization assumed to have been from the stockwork contained 0.62 oz/ton (21.4 gm/mt) gold, 5.44 oz/ton (186.5 gm/mt) silver, and 3.3% lead.  Samples from some small exploration cuts into the stockwork yielded an average of 0.02 oz/ton (0.63 gm/mt) gold and 0.65 oz/ton (22.4 gm/mt) silver (see section 4.3, this report).  The system was considered to be open to the west along strike and soil data indicated that it could extend for at least 328 ft (100 m) to the east.  Soil survey results also indicated that at least one other mineralized system may have been located in the survey area.
The Bull claims lapsed and the ground remained open for several years.  Joseph Lawrence of Cache Creek, British Columbia map-staked the TARA (528336) claim in on February 15, 2006.  Subsequently, it was sold to Icqbal Boga who held it in trust for Goldron Ventures Inc. of Calgary, Alberta.  Due to the company’s subsequent inactivity during the international banking crisis, the Tara claim lapsed.
On May 11, 2010, Icqbal Boga re-staked the area covered by the previous TARA claim as the TARA PROPERTY (776842) claim and is its current registered owner.  Reportedly Icqbal Boga is holding the claim in trust for Press Ventures Inc. of Calgary, Alberta, Canada.

LINE 0+00 S.
LINE 1+00 S.
LINE 2+00 S.
LINE 3+00 S.
LINE 4+00 S.
LINE 5+00 S.
LINE 6+00 S.
LINE 7+00 S.
LINE 8+00 S.
LINE 9+00 S.
LINE 10+00 S.
4+00 E.
3+00 E.
2+00 E.
1+00 E.
BASE LINE
1+00 W.
2+00 W.
39 ppm
99 ppm
BULL MINERAL SHOWINGS
PROFESSIONAL
PROVINCE OF
J. D. OSTLER
BRITISH COLUMBIA
GEOSCIENTIST

N.
22° 32'
N. mag.

THRESHOLDS: 39 ppm copper = Sub-anomalous
99 ppm copper = Anomalous

NOTES: For results of other metals from the 1992 Sleeping Gold survey, see Figures 7 to 11.

For location on the property, see Figures 2 or 16.

This figure is adapted from Caulfield, 1992: Figure 7.

CASSIAR EAST YUKON EXP. LTD.

SCALE

0 50 100 150 200 250 300 m
0 100 200 300 400 500 600 700 800 900 1000 ft

Figure 6

PRESS VENTURES INC.

1992 SLEEPING GOLD SURVEY: COPPER in SOILS

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,630 N., 332,810 E.
N.T.S.: 93 F/5, B.C.: 093F 034 OMINECA M.D., B.C.
JOHN OSTLER; M.Sc, P.Geo. OCTOBER, 2010

PROFESSIONAL GEOSCIENTIST
PROVINCE OF BRITISH COLUMBIA
J. D. OSTLER
45 ppm
270 ppm
BASE LINE
BELL MINERAL SHOWINGS

N. 22° 32' N. mag.

THRESHOLDS: 45 ppm lead = Sub-anomalous
270 ppm lead = Anomalous

NOTES: For results of other metals from the

SCALE

0 50 100 150 200 250 300 m

PRESS VENTURES INC.

1992 SLEEPING GOLD SURVEY:
LEAD in SOILS

PROFESSIONAL
PROVINCE OF
J. D. OSTLER
BRITISH COLUMBIA
GEOSCIENTIST
BASE LINE
370 ppm
1050 ppm
BULL MINERAL SHOWINGS

N. 22° 32' N. mag.

THRESHOLDS: 370 ppm zinc = Sub-anomalous
1050 ppm zinc = Anomalous

NOTES: For results of other metals from the 1992 Sleeping Gold survey, see Figures 6, 7, 9 to 11.

For location on the property, see Figures 2 or 16.

This figure is adapted from Caulfield, 1992: Figure 8.

CASSIAR EAST YUKON EXP. LTD.

SCALE

0 50 100 150 200 250 300 m

0 100 200 300 400 500 600 700 800 900 1000 ft

Figure 8

PRESS VENTURES INC.

1992 SLEEPING GOLD SURVEY: ZINC in SOILS

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,630 N., 332,810 E.
N.T.S.: 93 F/5, B.C.: 093F 034 OMINECA M.D., B.C.
JOHN OSTLER; M.Sc, P.Geo. OCTOBER, 2010

PROFESSIONAL
PROVINCE OF
J. D. OSTLER
BRITISH COLUMBIA
GEOSCIENTIST
BASE LINE
0.4 ppm
1.1 ppm
BULL MINERAL SHOWING

N. 22° 32' N. mag.

THRESHOLDS: 0.4 ppm silver = Sub-anomalous
1.1 ppm silver = Anomalous

NOTES: For results of other metals from the 1992 Sleeping Gold survey, see Figures 6 to 8, 10, 11.

For location on the property, see Figures 2 or 16.

This figure is adapted from Caulfield, 1992: Figure 6.

CASSIAR EAST YUKON EXP. LTD.

SCALE

0 50 100 150 200 250 300 m

0 100 200 300 400 500 600 700 800 900 1000 ft

Figure 9

PRESS VENTURES INC.

1992 SLEEPING GOLD SURVEY: SILVER in SOILS

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,630 N., 332,810 E.
N.T.S.: 93 F/5, B.C.: 093F 034 OMINECA M.D., B.C.
JOHN OSTLER; M.Sc, P.Geo. OCTOBER, 2010

PROFESSIONAL GEOSCIENTIST
PROVINCE OF BRITISH COLUMBIA
J. D. OSTLER
BASE LINE
BULL MINERAL SHOWINGS
4400 E.
1400 W.
2400 W.

N. 22° 32'
N. mag.

THRESHOLDS: 10 ppb gold = Sub-anomalous
100 ppb gold = Anomalous

NOTES: For results of other metals from the 1992 Sleeping Gold survey, see Figures 6 to 9 and 11.

For location on the property, see Figures 2 or 16.

This figure is adapted from Caulfield, 1992: Figure 6.

CASSIAR EAST YUKON EXP. LTD.

SCALE

0 50 100 150 200 250 300 m
0 100 200 300 400 500 600 700 800 900 1000 ft

Figure 10

PRESS VENTURES INC.

1992 SLEEPING GOLD SURVEY: GOLD in SOILS

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,630 N., 332,810 E.
N.T.S.: 93 F/5, B.C.: 093F 034 OMINECA M.D., B.C.
JOHN OSTLER; M.Sc, P.Geo. OCTOBER, 2010

LINE 0+00 S.
LINE 1+00 S.
LINE 2+00 S.
LINE 3+00 S.
LINE 4+00 S.
LINE 5+00 S.
LINE 6+00 S.
LINE 7+00 S.
LINE 8+00 S.
LINE 9+00 S.
LINE 10+00 S.
4+00 E.
3+00 E.
2+00 E.
1+00 E.
BASE LINE
1+00 W.
2+00 W.
24 ppm
130 ppm
BULL MINERAL SHOWINGS
PROFESSIONAL
PROVINCE OF
J. D. OSTLER
BRITISH COLUMBIA
GEOSCIENTIST

N.
22° 32'
N. mag.

THRESHOLDS: 24 ppm arsenic = Sub-anomalous
130 ppm arsenic = Anomalous

SCALE

0 50 100 150 200 250 300 m
0 100 200 300 400 500 600 700 800 900 1000 ft

NOTES: For results of other metals from the 1992 Sleeping Gold survey, see Figures 6 to 10.

For location on the property, see Figures 2 or 16.

This figure is adapted from Caulfield, 1992: Figure 7.

Figure 11

CASSIAR EAST YUKON EXP. LTD.

PRESS VENTURES INC.

1992 SLEEPING GOLD SURVEY: ARSENIC in SOILS

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,630 N., 332,810 E.
N.T.S.: 93 F/5, B.C.: 093F 034 OMINECA M.D., B.C.
JOHN OSTLER; M.Sc, P.Geo. OCTOBER, 2010

TARA PROPERTY
Lake
Euchu
Euchu
Lucas
12
11
NOTE: For legend, see Figure 12A.

N.
23° 32'
N. mag.

SCALE
0 5 10 km
0 2 4 6 8 mi

Figure 12

CASSIAR EAST YUKON EXP. LTD.

ROSS VENTURES INC.

REGIONAL GEOLOGY from G.S.C. MAP 1131A

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,630 N., 332,810 E.
N.T.S.: 93 F/5, B.C.: 093F 034 OMINECA M.D., B.C.
JOHN OSTLER, M.Sc., P.Geo. OCTOBER, 2010

TARA PROPERTY
KTOL
MPvb
OME
MPvd
OMvd

NOTE: For legend, see Figure 13A.

N.
SCALE
0 10 20 30 40 50 km
0 10 20 30 mi

Figure 13

CASSIAR EAST YUKON EXP. LTD.

[illegible] VENTURES INC.

REGIONAL GEOLOGY from G.S.C. MAP 1424A

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,030 N., 392,810 E.
N.T.S.: 93 F/5, B.C.: 093F 034
OMINECA M.D., B.C.
JOHN OSTLER: M.Sc. P.Geo.
OCTOBER 2010

3.0 GEOLOGICAL SETTING

3.1 Regional Geology

Rocks northeast of Chelaslie Arm have received very little attention from government mappers.  H.W. Tipper (1963) mapped the area at a scale of 1:253,440 to produce Map 1131A by the Geological Survey of Canada (Figure 12).  That mapping was included in Geological Survey of Canada Map 1424A, a regional compilation of mapping throughout N.T.S. Map Sheet 93 (Tipper et al., 1979) (Figure 13).  All more recent government geological publications are re-statements of W.H. Tipper’s work.
Late Palaeozoic-age marine sediments and Triassic-age volcanic strata formed the rocks now exposed beneath the Stikine Arch in northwestern British Columbia.  This sedimentation occurred in some unknown location in the palaeo-North Pacific basin.  These Palaeozoic-age rocks were deformed and partly eroded during development of the Stikine Arch by the Inklinian Orogeny.  Deformation occurred form about 200 to 189 million years ago during the Early Jurassic Period.  J.R.W. Douglas (1970) described the progress of the Inklinian Orogeny as follows:

A period of regional uplift, granitic intrusion, and locally, regional metamorphism, termed the Inklinian Orogeny occurred in the Pinchi, Omineca, and northern Coast Genticlines in latest Triassic and earliest Jurassic time.  Lower Jurassic strata, commonly Sinemurian, occur along the eastern flank of the northern Coast Genticline and around Stikine Arch, resting unconformably on beds of Middle and Upper Triassic age ...
Several oval, biotite-hornblende granodiorite plutons in Stikine Arch and in the Pinchi and Omineca Genticlines intrude Upper Triassic and older rocks that have undergone little or no metamorphism.  They were rapidly unroofed and contributed debris to the Lower Jurassic conglomerates ...

Douglas, J.R.W. ed.; 1970: p. 440.

The Stikine-Arch plutons mentioned by Douglas (previous) ranged in age from 187 to 200 million years; they were coeval with the Inklinian Orogeny.
The Tara property area is in the Nechako Trough which formed southeast of the Stikine Arch.  The trough hosted the outpouring of marine volcanic flows, pyroclastics, and sediments which became the rocks of the Early Jurassic-age Hazelton Group.  These andesitic volcanic rocks are the oldest rocks in the Tara property area.

Fossils from Hazelton Group sedimentary strata dated from 200 to 167 million years ago, indicating that deposition of Hazelton-Group rocks progressed throughout and after the Inklinian Orogeny.
Hazelton Group sedimentation was terminated by the onset of the Nassian Orogeny which lasted from about 167 to 163 million years ago.  J.R.W Douglas described the Nassian Orogeny as follows:

The Nassian Orogeny during mid-Jurassic (Bathonian) time resulted in granitic intrusion on Vancouver Island and regional uplift of the western Cordillera.  Uplift of the Atlin Horst and Skeena (later re-named Stikine) Arch segmented the Whitehorse and Nechako Troughs into Tantalus and Bowser Basins and Tyaughton Trough ...  In the Skeena Arch the Hazelton and older rocks were folded along northeasterly trends and were probably intruded by granitic plutons prior to deposition of the Bowser Group in the earliest Upper Jurassic.  This is suggested by intrusion of the Hazelton Group by the early, more easterly phases of the Coast Plutonic Complex ...

Douglas, J.R.W. ed.; 1970: p. 442.

A major mountain-building period, the Columbian Orogeny, occurred from about 142 to 88 million years ago, the Late Jurassic to Late Cretaceous Period.  Troughs, the rocks of which are now located in eastern and central British Columbia, were deepened and filled with sediment.  The Coast Mountains were created by uplift and the emplacement of the Coast Intrusive Complex, and deformation occurred throughout the terranes accreted to the western margin of proto-North America.
Throughout the region around Chelaslie Arm and the Tara property, granitic bodies intruded Hazelton Group rocks.  Tipper (1963) mapped these as Unit 8 on Map 1131A (Figure 12).
The last major orogeny that occurred in the area now covered by British Columbia was the Laramide Orogeny.  It occurred from about 75 to 30 million years ago, spanning Late Cretaceous to Oligocene time.  J.R.W. Douglas (1970) described that event as follows:

In the Tertiary almost all of western Canada was land.  The mountain belts formed during the Columbian Orogeny were rejuvenated and new mountain belts were produced by the Laramide Orogeny, the early phase of which began in the late Upper Cretaceous and the late phase ended probably in the early Oligocene ...  The structures of the Columbian and older orogens were slightly modified and some movement took place on some previously formed faults.  Scattered discordant bodies ... were intruded in the western cordillera.  They include small stocks and sills related to the Columbian Zwischenbirge (associated with the Ootsa Lake Group) ...

Douglas, J.R.W. ed.; 1970: pp. 465-467.

This orogeny was represented in the region around Chelaslie Arm and the Tara property by fracturing and deposition of the Ootsa Lake Group volcanic and sedimentary rocks.

Intruding and probably contemporaneous with these rocks is the system of veins and breccias that host the mineralization of the Bull showings area in the central part of the Tara property.
Eocene-age tensional fracturing opened conduits that enabled Endako Group flood basaltic and andesitic strata to be deposited on the early Tertiary-age erosional surface.  Some of the conduits remain as dykes of mafic porphyritic rock.
The Late Tertiary Period was a time of regional erosion of the Nechako Plateau.  Most of the major river and lake systems were developed at that time.  Remnants of Endako Group flows were became caps, isolated atop mesas left by the regional erosion.
Pleistocene glaciation rounded off the hills of the area and filled in the deeper valleys.  Recent isostatic rebound has resulted in the down-cutting of many of the creek beds.
Regional stratigraphy around the Tara property area was summarized by D.A. Caulfield (1992) as follows:

The oldest rocks identified in the area were assigned to the Upper Triassic and Lower Jurassic Takla Group by Tipper (1963).  These consist largely of basalt and andesite with lesser interflow sediments (Unit 2 of Figure 12).  Based on fossil evidence, radiometric dating and nomenclature revision, portions of the previously mapped Takla Group rocks in the vicinity of the Bull (now Tara) property were re-assigned to the Lower Jurassic section of the Hazelton Group (Tipper et al., 1959).

Tipper’s (1963) Units 5 and 6 (Figure 12) comprise andesites, chert pebble conglomerate, marine clastic sediments and minor rhyolite which he assigned to the Middle and Upper Jurassic Hazelton Group.  Tipper (pers. Comm., 1991) feels that re-mapping may show the chert pebble conglomerates to be Cretaceous in age.  Fossil evidence (Tipper, 1963) shows the Unit 6 sediments to be Bajocian (early Middle Jurassic).  The Hazelton Group rocks (Units 2, 5, and 6) are broadly folded about a northwesterly-trending axis at least eighty kilometers (49 mi) long, centred on the Fawnie Range.

The Quanchus Intrusions, Late Cretaceous batholiths of granitic to granodioritic composition (Unit 8), cut Hazelton Group rocks south of the Bull (currently the Tara) property. These batholiths are generally coarse-grained equigranular and light coloured.  Potassium argon dating indicates an age of 64.3 +/- 2.4 Ma for the Capoose Batholith, twenty kilometers (12.2 mi) southeast of the Bull (currently the Tara) claims ...

Flat-lying to moderately dipping, subaerial volcanics of the Ootsa Lake Group unconformity overlie older Mesozoic rocks, including the Cretaceous batholiths.  Potassium-argon dating of the Ootsa Lake rocks at the Wolf prospect gave an age of 48 +/- 2 million years (mid-Eocene).  Tipper (1963) divided the Ootsa Lake into two broad lithological units composed predominantly of andesites (Unit 10) (Figure 12).  Each unit also contains minor clastic sediments, such as basal conglomerate, tuffaceous shales and sandstones.

Eocene plateau basalts and andesites of the Endako Group (Unit 11) unconformably overlie all other units.

Caulfield, D.A.; 1992: pp. 4-5.

A table of geological events and lithological units in the Chelaslie Arm area is as follows:

Table 3
TABLE OF GEOLOGICAL EVENTS AND LITHOLOGICAL UNITS
IN THE CHELASLIE ARM AREA

Time	Formation or Event
Recent 0.01-0 m.y.	Valley rejuvenation, down cutting of stream gullies through till, development of soil profiles
Pleistocene 1.6-0.01 my.	Glacial erosion and deposition: removal of Tertiary-age regolith, deposition of till and related sediments at lower elevations, smoothing of the Tertiary-age land surfacce
Eocene to Pliocene 57.1-1.6 m.y.	Erosion, incision of the land surface
Eocene 54-35 m.y.	Regional tension: development of normal faults. Endako Group deposition: outpouring of subaerial flood basalt onto erosional surface. Andesitic dykes represent feeders to flood basalt flows
Paleocene to Eocene 54 (more or less) m.y.	Erosion
Late Cretaceous to Paleocene 75-54 m.y.
Laramide Orogeny: Folding and faulting
Ootsa Lake Group deposition: intrusion of intermediate to felsic volcanic rocks and associated sediments, mostly fresh-water and subaerial
MINERALIZATION: Development of epigenetic breccias and polymetallic veins carrying gold, silver, lead, zinc, copper, etc.

Middle to Late Cretaceous 88-75 m.y.	Erosion
Late Jurassic to Middle Cretaceous 144-88 m.y.	Columbian Orogeny: intrusion of the Quanchus granitic bodies into Hazelton Group rocks
Middle Jurassic 167-163 m.y.
Nassian Orogeny: Re-emergence of the Stikine Arch, deepening of flanking basins regional deformation and metamorphism, overriding of  Cache Creek Terrane rocks onto Quesnel Terrane Rocks to the east and Stikine Terrane (Hazelton Group) rocks to the west along thrust faults

Early to Middle Jurassic 200-167 m.y.	Hazelton Group deposition: basal conglomerate followed by andesitic volcanic and open-basin sedimentary deposition
Late Triassic to Early Jurassic 200-188 m.y.	Inklinian Orogeny: Deformation producing the Stikine Arch, intrusion of granitic bodies, rapid unroofing and deposition of basal conglomerates on an erosional surface along the flanks of the arch
Early Mississippian to Late Triassic 362-208 m.y	Cache Creek Complex sediments and volcanic rocks deposited in an open ocean basin
m.y. = million years ago

TARA PROPERTY
CHELASLIE ARM
5400
5500
5300
910
915
J. D. OSTLER

N. 22° 32'

N. mag.

SCALE

0 1 2 3 km

0 1 2 mi

Figure 14

CASSIAR EAST YUKON EXP. LTD.

PRESS VENTURES INC.

AEROMAGNETICS
from E.M.R. MAPS 5288G and 5289G

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,630 N., 332,810 E.
N.T.S.: 93 F/5, B.C.: 093F 034 OMINECA M.D., B.C.
JOHN OSTLER, M.Sc, P.Geo. OCTOBER, 2010

3.2 Regional Geophysics

In 1968, Lockwood Survey Corporation Ltd. was contracted to fly an aeromagnetic survey over central British Columbia.  Part of that survey was flown over the Chelaslie Arm area.  Energy, Mines, and Resources Maps 5288G and 5289G covering N.T.S. map-areas 93 F/6 and 93 F/5 respectively, were two of the aeromagnetic maps produced.  The Tara property area is near the northeastern corner of Map 5289G (Figure 14).
The Tara property is located on the southwestern flank of an aeromagnetic high that is centered on exposures of Hazelton Group and Ootsa Lake Group volcanic rocks (Figures 12 to 14).  The most intense part of this high is located southeast of Dog Lake, a small lake located about 1.5 mi (2.4 km) northeast of the Tara property area (Figure 14).  Total field magnetism near Dog Lake exceeds 7,500 gammas (nanoteslas).  The total magnetic field intensity around most of Chelaslie arm is about 5,200 gammas (nanoteslas).  There is a positive disturbance in the total magnetic field near the Bull showings area in the central part of the Tara property area.

LEGEND
LITHOLOGIES
SYMBOLS
Base Line
PROFESSIONAL
PROVINCE OF
J. D. OSTLER
BRITISH COLUMBIA
GEOSCIENTIST
GEOLOGICAL BRANCH
ASSESSMENT REPORT
22,535

N. 22° 32' N. mag.

NOTES: This figure was adapted from Caulfield, 1992: Figure 5.

For location on the property, see Figure 2 or 16.

SCALE

0 50 100 150 200 250 300 m

0 100 200 300 400 500 600 700 800 900 1000 ft

Figure 15

CASSIAR EAST YUKON EXP. LTD.

PASS VENTURES INC.

GEOLOGY near the BULL SHOWINGS AREA

TARA PROPERTY
53° 26' 40" N., 125° 31' 02" W.
U.T.M.: 5,924,630 N., 332,610 E.
N.T.S.: 93 F/5, B.C.: 093F 034 — OMINECA M.D., B.C.
JOHN OSTLER; M.Sc, P.Geo. — OCTOBER, 2010

3600
BULL 2
(EXPIRED)
BULL SHOWINGS AREA
1997
GRID
3100
TARA PROPERTY
CHELASLIE ARM
BULL 4
(EXPIRED)

NOTES: This figure was adapted from Caulfield, 1992: Figure 4.

For details of mapping in the Bull Showings area, see Figure 15.

N.

22° 32'

N. mag.

SCALE

0 250 500 750 1000 m

0 1000 2000 3000 ft

Figure 16

CASSIAR EAST YUKON EXP. LTD.

PROPERTY GEOLOGY

TARA PROPERTY

53° 26' 40" N., 125°,31' 02" W.

U.T.M.: 5,924,630 N., 332,810 E.

N.T.S.: 93 F/S, B.C.: 093F034 OMINECA M.D., B.C.

JOHN OSTLER; M.Sc, P.Geo. OCTOBER, 2010

3.3 Property Geology

Most of the Tara property area is unmapped in detail.  The only mapping in the property area is that of D.A. Caulfield (1992) who mapped a 0.22 mi2 (0.6 km2) area around the Bull showings (Figure 15) and some outcrops along logging roads north of it (Figure 16).
Caulfield’s summary of the property geology was as follows:

Where examined, the Bull (currently the Tara) property is underlain by a sequence of Lower to Middle Jurassic Hazelton Group rhyolitic and andesitic volcanics with minor epiclastic sediments.  These units have been intruded by Paleocene Ootsa Lake Group rhyolite dykes which in turn are cut by diabase dykes thought to be feeders to the Eocene Endako Group mafic flows (Figures 15 and 16).
The Lower to Middle Jurassic Hazelton Group rock units consist of mafic volcaniclastics and epiclastics in the grid area.  The oldest mapped rocks, mafic volcanic tuffs and breccias (Unit 1A), form the large brown-weathering bluffs in the southwestern part of the grid and further south.  These bluffs are comprised of a thick succession of grit-textured tuffaceous debris with areas of large sub-angular to sub-rounded, cobble size fragments.  On fresh surfaces, the tuffs consist of feldspar fragments supported in a grey-green aphanitic matrix with <1% disseminated pyrite.  The breccia unit is similar with regards to composition, colour, and texture of the matrix, but contains large mafic volcanic, quartz-porphyritic rhyolite and siliceous green argillite clasts.  The bleached white, rhyolite fragments are easily recognizable against the brown-weathering mafic component of the breccia on the outcrop surface.

The coarse fraction may be poorly sorted, but no graded bedding was observed.  Within the grid, the sorted layering indicates a north-south strike and moderate easterly dip to the unit.  These volcaniclastics have been assigned to the Hazelton Group as opposed to the older Takla Group, due to the distinct sorting and difference in composition between the matrix and fragments (Tipper, 1959).

The classification of the mafic volcanic flows (Unit 1B) is based on the outcrops observed on L5+00S on the east side of the grid.  Outcrops adjacent to felsic dykes are comprised of dark green weathering, siliceous exposures.  Crowded white euhedral feldspar phenocrysts were noted within this unit at 5+15S, 1+30E.  The degree of hornfelsing and alteration imparted by nearby intrusives makes classification of these exposures tentative at best.

Exposures of rhyolitic flow banded tuffs (Unit 1C) are exposed in tractor scrapings in two locations along the logging access road passing diagonally through the Bull 2 (currently north of the TARA) claim.  Within the two exposures, five different tuff horizons were identified based on colour variations and textural differences.  All of the units are distinguished by their siliceous nature and the presence of quartz and feldspar phenocrysts and/or fragments.  In the most northerly exposure, light rusty brown weathering is present throughout the central portion of the outcrop, reflecting 5% pyrite occurring as disseminations and concentrations within clasts.  This mineralization is accompanied by epidote and chlorite alteration.  Garnet and epidote alteration were observed in outcrop adjacent to a pond west of the logging road (Figure 16).

Hazelton Group epiclastics (Unit 2) were mapped within the grid area and in the logging slash in the (northern part of the TARA) claim (Figure 16).  These consist of argillite, siltstone, and pebble conglomerate.  One small, light brown outcrop of interbedded black argillite and grey siltstone, with 2-3% disseminated pyrite, occurs at 6+00S, 0+50W.  Calcareous fossil molds of ribbed pelecypods (Trigonia sp.) Are found at this location, within similar looking subcrop at 7+00S, 2+50E and in the logging slash north of the grid.  At all three locations, this unit is very hard, exhibiting “chert-like” conchoidal fracturing.  Elsewhere, the siltstone is interbedded with darker green grit layers composed of volcaniclastic material.  The pebble conglomerate was located at the south end of the baseline and at 6+25S, 0+75W.  The outcrop surface has weathered to a knobby texture, and is generally a buff in colour.  The sub-rounded clasts are 1-2 centimeters in size, dominantly dark green, siliceous and showing no preferred alignment or grading.  Stratigraphically, the pebble conglomerate lies within Unit 1A close to the main volcanic-sediment contact (Units 1A-2).  Additionally, a very hard, light green argillite bed occurs below this contact (6+00S, 0+75W).  Calc silicate development, including epidote and garnet, occurs within sedimentary units adjacent to felsic dykes.

A number of prominent, chalky white rhyolite dykes (Unit 3) trend northwesterly through the grid.  In addition to the bleached colour and resistant nature, the dykes can be recognized by their abundant jointing and the presence of goethite coated vugs.  The dykes contain euhedral (0.2-0.4 inch) (5-10 mm) feldspar phenocrysts and very often, contain anhedral (0.08 inch) (2 mm) quartz phenocrysts.  The colour of the matrix varies from fleshy white to pale green, and the intrusive is non-magnetic.  Mafic and sulphide (pyrite>>chalcopyrite) minerals average <1% of the rock mass.  The dykes swarm through the eastern part of the grid; there is no evidence to indicate that these dykes coalesce into a larger body at depth or along strike.  Where observed, dyke contacts are sharp and crosscut stratigraphy (6+70S, 1+80E).  The amount of sulphide mineralization within the dykes is insignificant, but increased pyrite and pyrrhotite mineralization are present in hornfelsed contact rocks.  These rhyolite dykes are thought to be feeders to the Paleocene  Ootsa Lake Group volcanics.

The youngest rock unit on the property is a light grey weathering diabase (Unit 4) dyke.  The dyke(s?) Strikes northerly and dips moderately to the east, crosscutting all other units.  It is probable that these unaltered dykes are feeders for the Eocene Endako Group andesitic and basaltic flows.  On fresh surface, the dyke is fine to medium-grained, containing equal amounts of mafic and feldspar grains.  Normally, the diabase is equigranular, but porphyritic needles of pyroxene and feldspar have been noted.  Metallic minerals include 1-2% pyrite and 3-4% magnetite.
According to the government mapping, a northwest trending syncline passes through the Bull (currently Tara) property.  Attitudes taken in the Hazelton strata are consistent with this interpretation, indicating that the strata in the grid area lies on the southwestern limb of the fold.  A number of prominent topographic linears cross the property which may be interpreted as faults; displacement was confirmed along one north and one northeast trending fault, suggesting that faulting preceded emplacement of the Eocene dykes.  On the south end of the grid, a strong northeast trending linear crosses the property.  The location and orientation of the pebble conglomerate (10+50S, 0+25E; 6+25S, 0+75W) on either side of this structure, indicates left lateral displacement has occurred along this linear.

Caulfield, D.A.; 1992: pp. 6-8.

4.0 DEPOSIT TYPES SOUGHT ON THE TARA PROPERTY

4.1 Polymetallic Veins

The mineral exploration targets on the Tara property are polymetallic vein system like those exposed in the Bull showings area.  The vein system at the Bull showings area is one of several such vein systems that have been explored on Nechako Plateau near the Tara property.
Polymetallic veins were described by D. V. Lefebure and B.N. Church as follows:

POLYMETALLIC VEINS Ag-Pb-Zn+/-Au                I05

IDENTIFICATION

SYNONYMS:	Clastic metasediment-hosted silver-lead-zinc veins, silver/base metal epithermal deposits.

COMMODITIES (BYPRODUCTS): Ag, Pb, Zn, (Cu, Au, Mn)

EXAMPLES (British Columbia (MINFILE # - Canada/ International):
!
Metasediment host: Silvana (082FNW050) and Lucky Jim (082KSW023), Slocan-New Denver-Ainsworth district, St. Eugene (082GSW025), Silver Cup (082KNW027), Trout Lake camp; Hector-Calumet and Elsa, Mayo district (Yukon, Canada), Coeur d’Alene district (Idaho, USA), Harz Mountains and Freiberg district (Germany), Pribram district (Czechoslavakia).

!
Igneous host: Wellington (082ESE072) and Highland Lass - Bell (082ESW030, 133), Beverdell camp; Silver Queen (093L002), Duthie (093L088), Cronin (093L127), Porter-Idaho (103P089), Indian (104B031); Sunnyside and Idorado, Silverton district and Creede (Colorado, USA), Pachuca (Mexico).

GEOLOGICAL CHARACTERISTICS

CAPSULE DESCRIPTION: Sulphide-rich veins containing sphalerite, galena, silver and sulphosalt minerals in carbonate and quartz gangue.  These veins can be subdivided into those hosted by metasediments and another group hosted by volcanic or intrusive rocks.  The latter type of mineralization is typically contemporaneous with emplacement of a nearby intrusion.

TECTONIC SETTINGS: These veins occur in virtually all tectonic settings except oceanic, including continental margins, island arcs, continental volcanics and cratonic sequences.

DEPOSITIONAL ENVIRONMENT / GEOLOGICAL SETTING:
!
Metasediment host: Veins are emplaced along faults and fractures in sedimentary basins dominated by clastic rocks that have been deformed, metamorphosed and intruded by igneous rocks.  Veins postdate deformation and metamorphism.

!
Igneous host: Veins typically occur in country rock marginal to an intrusive stock.  Typically veins crosscut volcanic sequences and follow volcano-tectonic structures, such as caldera ring-faults or radial faults.  In some cases the veins cut older intrusions.

AGE OF MINERALIZATION: Proterozoic or younger, mainly Cretaceous to Tertiary in British Columbia.

HOST / ASSOCIATED ROCK TYPES: These veins can occur in virtually any host.  Most commonly the veins are hosted by thick sequences of clastic metasediments or by intermediate to felsic volcanic rocks.  In many districts there are felsic to intermediate intrusive bodies and mafic igneous rocks are less common.  Many veins are associated with dykes following the same structures.

DEPOSIT FORM: Typically steeply dipping, narrow, tabular or splayed veins.  Commonly occur as sets of parallel and offset veins.  Individual veins vary from centimeters up to more than 3 m (9.8 ft) wide and can be followed from a few hundred to more than 1000 m (3,280 ft) in length and depth.  Veins may widen to tens of metres in stockwork zones.

TEXTURE / STRUCTURE: Compound veins with a complex paragenetic sequence are common.  A wide variety of textures, including cockade texture, colliform banding and crustifications and locally druzy.  Veins may grade into broad zones of stockwork or breccia.  Coarse-grained sulphides as patches and pods, and fine-grained disseminations are confined to veins.

ORE MINERALOGY [Principal and subordinate): Galena, sphalerite, tetrahedrite-tennanite, other sulphosalts including pyragyrite, stephanite, bournonite, and acanthite, native silver, chalcopyrite, pyrite, arsenopyrite, stibnite.  Silver minerals often occur as inclusions in galena.  Native gold and electrum in some deposits.  Rhythmic compositional banding sometimes present in sphalerite.  Some veins contain more chalcopyrite and gold at depth and Au grades are normally low for the amount of sulphides present.

GANGUE MINERALOGY [Principal and subordinate]:
!	Metasediment host: Carbonates (most commonly siderite with minor dolomite, ankerite and calcite), quartz, barite, fluorite, magnetite, bitumen.
!
Igneous host: Quartz, carbonate (rhodochrosite, siderite, calcite, dolomite), sometimes specular hematite, hematite, barite, fluorite.  Carbonate species may correlate with distance from source of hydrothermal fluids with proximal calcium and magnesium-rich carbonates and distal iron and manganese-rich species.

ALTERATION MINERALOGY: Macroscopic wall rock alteration is typically limited in extent (measured in metres or less).  The metasediments typically display sericitization, silicification and pyritization.  Thin veining of siderite or ankerite may be locally developed adjacent to veins.  In the coeur d’Alene camp a broader zone of bleached sediments is common.  In volcanic and intrusive hostrocks the alteration is argillic, sericitic or chloritic and may be quite extensive.

WEATHERING: Black manganese oxide stains, sometimes with whitish melanterite, are common weathering products of some veins.  The supergene weathering zone associated with these veins has produced major quantities of manganese.  Galena weathers to secondary PB and Zn carbonates and Pb sulphate.  In some deposits supergene enrichment has produced native and horn silver.

ORE CONTROLS: Regional faults, fault sets and fractures are an important ore control; however, veins are typically associated with second order structures.  In igneous rocks the faults may relate to volcanic centers.  Significant deposits restricted to competent lithologies.  Dikes are often emplaced along the same faults and in some camps are believed to be roughly contemporaneous with mineralization.  Some polymetallic veins are found surrounding intrusions with porphyry deposits or prospects.

GENETIC MODELS: Historically these veins have been considered to result from differentiation of magma with the development of a volatile fluid phase that escaped along faults to form the veins.  More recently researchers have preferred to invoke mixing of cooler, upper crustal hydrothermal or meteoric waters with rising fluids that could be metamorphic, groundwater heated by an intrusion or expelled directly from differentiating magma.  Any development of genetic models is complicated by the presence of other types of veins in many districts.  For example, the Freiberg district has veins carrying F-Ba, Ni-As-Co-Bi-Ag and U.

COMMENTS: Ag-tetrahedrite veins, such as the Sunshine and Galena mines in Idaho, contain very little sphalerite or galena.  These may belong to this class of deposits or possibly five-element veins.  The styles of alteration, mineralogy, grades and different geometries can usually be used to distinguish the polymetallic from the stringer zones found below syngenetic massive sulphide deposits.

ASSOCIATED DEPOSIT TYPES:
!	Metasediment host: Polymetallic mantos (M01).
!	Igneous host: May occur peripheral to all types of porphyry mineralization (L01, L03, L04, L05, L08) and some skarns (K02, K03).

EXPLORATION GUIDES

GEOCHEMICAL SIGNATURE: Elevated values of Zn, Pb, Mn, Cu, Ba and As.  Veins may be within arsenic, copper, silver, mercury aureoles caused by primary dispersion of elements into wallrocks or broader alteration zones associated with porphyry deposit or prospects.

GEOPHYSICAL SIGNATURE: May have elongate zones of low magnetic response and/or electromagnetic, self potential or induced polarization anomalies related to ore zones.

OTHER EXPLORATION GUIDES: Strong structural control on veins and common occurrence of deposits in clusters can be used to locate new veins.

ECONOMIC FACTORS

TYPICAL GRADE AND TONNAGE: Individual vein systems range from several hundred to several million tonnes grading from 5 to 1500 g/t (0.15 to 438 oz/ton) Ag, 0.5 to 20% Pb and 0.5 to 8% Zn.  Average grades are strongly influenced by the minimum size of deposit included in the population.  For B.C. deposits larger than 20000 t the average size is 161000 t with grades of 340 g/t (9.9 oz/ton) Ag, 3.47% Pb and 2.66% Zn.  Copper and gold are reported in less than half the occurrences, with average grades fo 0.09% Cu and 4 g/t (0.12 oz/ton) Au.

ECONOMIC LIMITATIONS: These veins usually support small to medium-size underground mines.  The mineralization may contain arsenic which typically reduces smelting credits.

IMPORTANCE: The most common deposit type in British Columbia with over 2000 occurrences; these veins were a significant source of Ag, Pb, and Zn until the 1960s.  They have declined in importance as industry focused more on syngenetic massive sulphide deposits.  Larger polymetallic vein deposits are still attractive because of their high grades and relatively easy beneficiation.  They are potential sources of cadmium and germanium ...

Lefebure, D.V. and  Church, B.N.
in:
Lefebure, D.V. and Höy, Trygve ed.; 1996, pp. 67-69.

4.2 Polymetallic Vein Systems on Nechako Plateau near the Tara Property

Several polymetallic vein systems have been explored and developed on Nechako Plateau in the region around the Tara property.  Attributes of some of the larger ones were summarized by D.A. Caulfield (1992) as follow:

Several styles and ages of mineralization have been documented in the vicinity of the Bull (currently the Tara) property ... , despite a relative lack of exploration attention.  The Capoose silver deposit, located 30 kilometers (20 miles) southeast of the (Tara property) ... , is hosted by Lower to Middle Jurassic Hazelton Group mafic flows, rhyolite tuff, argillite and lithic wacke intruded by Late Cretaceous quartz-garnet rhyolite sills related to the Capoose Batholith.  Mineralization consists of pyrite, sphalerite, galena, chalcopyrite and arsenopyrite in disseminations, fracture-fillings and replacing garnets, and is thought to be Late Cretaceous in age ...  The Capoose deposit contains 20 million tonnes (22 million tons) grading 48 g/tonne (1.4 oz/ton) silver and 0.5 g/tonne (0.015 oz/ton) gold ...  The Capoose Batholith itself has been extensively explored for porphyry-style copper-molybdenum mineralization, with the best prospects lying a few kilometers to the northwest of the Capoose silver deposit.

The Wolf epithermal gold-silver prospect, located 25 kilometers (15.3 miles) south of the (Tara) property, is hosted by Paleocene Ootsa Lake rhyolitic flows, tuffs and subvolcanic intrusives.  Repeated low-sulphide silicification, brecciation and stockwork veining have been accompanied by up to 8.49 g/tonne (0.25 oz/ton) gold and 42.2 g/tonne (1.25 oz/ton) silver across 7.5 metres (24.6 feet) in trenching ...

The Fawn property, which lies 30 kilometers (20 miles) southeast of the (Tara property), hosts high sulphide epithermal mineralization associated with felsic Paleocene dykes cutting Hazelton Group andesites.  Alteration and mineralization are limited to a series of recessive, easterly-trending, VLF-EM (very low frequency electromagnetic) conductors with widths exceeding 20 metres (65.6 feet) and strike lengths which have been defined for up to 2,200 metres (7,216 feet).  Separate subcrop samples from the Fawn have returned assays of up to 12.9 g/tonne (0.38 oz/ton) gold and 637 g/tonne (18.58 oz/ton) silver ...

The PEM property, located 50 kilometers (30 miles) southeast of the (Tara) property, is underlain by andesitic, dacitic, and rhyolitic tuffs, presumably of the Ootsa Lake Group.  These have been brecciated and altered over an area of several hundred metres, with introduction of 2-7% pyrite and lesser sphalerite...  Drill intersections up to 6.3 metres (20.7 feet) grading 14.3 g/tonne (0.42 oz/ton) gold, 27 g/tonne (0.79 oz/ton) silver and 1.25% zinc (are reported)...

Caulfield, D.A.; 1992: pp. 5-6.

4.3 Mineralization on the Tara Property

The only detailed description of mineralization on the Tara property was that of D.A. Caulfield (1992).  His description of mineral occurrences in the property area is as follows:

The most significant gold- and silver-bearing mineralization found to date on the Bull (currently the Tara) property was located on the grid at 3+00S, 1+00W (Figures 6 to 11 and 15).  A quartz vein stockwork and breccia at this location is accompanied by pervasive silicification and up to 5% pyrite, 3% galena and 1% sphalerite.  There appear to be at least two vein structures striking east-west with near vertical dips.  The veining is exposed over a strike length of 20 metres (65.6 feet), and the width of the zone is difficult to estimate due to lack of exposure, but individual vein outcrops exceed 2.0 metres (6.6 feet) in width and the positions of these outcrops relative to each other would indicate a total width of at least 4.0 metres (13.1 feet).  The vein system remains open along strike to the west and probably continues to the east as far as the baseline (see section 2.2, this report), but appears to be cut off by rhyolite dykes farther east. The mineralization is hosted in tuff/breccia of Unit 1A.  Sampling data for this occurrence is (as follows:)

Table 4

1992 SLEEPING GOLD SURVEY:
ROCK SAMPLING RESULTS

SAMPLE No.	Type	Width ft m	Gold ppb	Silver ppm	Arsenic ppm	Copper ppm	Lead ppm	Antimony ppm	Zinc ppm
463761	Float	N/A	0.62 oz/ton 21.4 gm/mt	5.44 oz/ton 186.5	440	168	3.30% 33,000	288	0.05% 532
463762	Grab	1.0 0.30	0.06 oz/ton 2.1 gm/mt	0.64 oz/ton 22.0	108	10	0.27% 2730	30	34
463763	Grab	1.5 0.45	130	0.40 oz/ton 13.8	116	7	0.07% 710	12	38
463764	Grab	6.6 2.00	95	0.12 oz/ton 4.2	230	15	0.03% 260	10	68
463768	Grab	1.0 0.30	200	1.45 oz/ton 49.8	310	18	0.32% 3230	34	0.01% 106

NOTES:                      1 gram per metric ton (gm/mt) = 0.2917 troy ounces per short ton (oz/ton).
10,000 parts per million (ppm) = 1%.

The assay results show that arsenic, lead and antimony are anomalous in the vein samples.  Two northerly trending quartz veins are located 80 metres (262.4 feet) southeast of the above zone; the two samples taken at this location returned low precious metal values.  The only other sample (463773), taken from float in the logging slash on the Bull 2 claim, contained elevated zinc values (2090 ppm or 0.21%) with all other metal values at background levels (Figure 16).

The hornfelsed and skarned areas adjacent to the rhyolite dykes are quite often gossanous from weathering of pyrite and pyrrhotite.  This mineralization occurs with epidote, chlorite and pervasive silicification.  Garnet was found in one spot where fossiliferous limey sedimentary horizons are located.  Geochemical analysis of these areas returned background metal values except for a single (soil) sample (463758 - 144 ppm Pb, 304 ppm Zn).

Pyrite is associated with rhyolite tuffs exposed on the logging road on the Bull 2 claim (Figure 16).  Two (rock) samples taken at this location returned low metal values.

Caulfield, D.A.; 1992: pp. 8-9.

5.0 CONCLUSIONS AND RECOMMENDATIONS

5.1 Conclusions

Three reconnaissance exploration campaigns have been conducted in the Tara property area during: 1973, 1981, and 1992.
The 1973 geochemical survey resulted in the discovery of two co-incident lead and zinc anomalies.  The smaller of them was located near the northwestern corner of the current Tara property; the larger was located in the east-central part of it.  The 1981 work confirmed the earlier discoveries and added little new to the knowledge of the property area.
Detailed mapping and soil sampling was conducted during 1992 on the most intense part of the eastern 1973 soil lead-zinc anomaly.   That work resulted in the confirmation of the existence of an epigenetic quartz vein stockwork and breccia system related to Paleocene-age Ootsa Lake Group felsic volcanic rocks.
The system likely exceeded 13.2 ft (4 m) in width and was exposed for a length of 66 ft (20 m).  A float sample of mineralization assumed to have been from the stockwork contained 0.62 oz/ton (21.4 gm/mt) gold, 5.44 oz/ton (186.5 gm/mt) silver, and 3.3% lead.  Samples from some small exploration cuts into the stockwork yielded an average of 0.02 oz/ton (0.63 gm/mt) gold and 0.65 oz/ton (22.4 gm/mt) silver.  The system was considered to be open to the west along strike and soil data indicated that it could extend for at least 328 ft (100 m) to the east.  Soil survey results also indicated that at least one other mineralized system may have been located in the survey area.
The extent of and depth potential of the polymetallic vein system examined in the Bull showings area was untested.  Also most of the eastern and all of the western 1973 soil anomalies had been left unexplored.
The Tara property area remains almost unexplored at present.

5.2 Recommendations

I recommend that a multi-phase program of exploration be conducted on the Tara property.  Because of the lack of previous work in the property area, it would be prudent to commence exploration with an initial phase of prospecting and 1:10,000-scale geological mapping.
The subdued topography of the northern part of the property area would make soil geochemical and geophysical surveys most useful during a subsequent phase of work.  Also during a second phase of exploration, mineral showings that were discovered during the first phase of mapping and prospecting should be trenched and sampled.
If results of the aforementioned surface work are sufficiently positive, more intrusive programs, such as machine trenching and drilling should be conducted.  Each subsequent phase of exploration should be contingent upon reasonable encouragement for success gained from the results of previous phases of work.

5.3 Estimated Cost of the Recommended First-phase Program

Note:	This budget is calculated assuming an exchange rate of $US1.00 : $CDN 1.012 in effect as of the date of the preparation of this report.

Item	$US $CDN	$US $CDN
Wages:
Geologist @ $US494 ($CDN500)/day
9 days field work + 7 days reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Prospector @ $US316 ($CDN320)
9 days field work. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	$ 7,904 $ 8,000 $ 2,844 $ 2,880 $ 10,748 $ 10,880	$ 10,748 $ 10,880
Transport:
Truck; 9 days @ $US99 ($CDN100)/day. . . . . . . . . . . . . . . . . . . . . . . . . . .
Gasoline and oil  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Helicopter; 3 hours @ $US 1,186 ($CDN1,200)/ hour  . . . . . . . . . . . . . . . .
	$ 891 $ 900 $ 692 $ 700 $ 3,557 $ 3,600 $ 5,140 $ 5,200	$ 5,140 $ 5,200
Camp Supplies and Communications:
Satellite phone; 1 month @ $US1,482 ($CDN1,500)/month . . . . . . . . . . . .
Fly camp rental including tools and chain saw;
0.33 month @ $US988 ($CDN1,000)/month . . . . . . . . . . . . . . . . . . . . . . . .
Camp supplies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	$ 1,482 $ 1,500 $ 329 $ 333 $ 119 $ 120 $ 1,930 $ 1,953	$ 1,930 $ 1,953
Crew Costs: Hotel; 2 nights @ $US99 ($CDN100)/night . . . . . . . . . . . . . . . . . . . . . . . . Camp food and restaurant meals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 198 $ 200 $ 791 $ 800 $ 989 $ 1,000	$ 989 $ 1,000
Reporting Costs:
Analysis of 30 rock samples @ $US59 ($CDN60)/sample . . . . . . . . . . . . .
Office costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	$ 1,779 $ 1,800 $ 296 $ 300 $ 2,075 $ 2,100	$ 2,075 $ 2,100
Harmonized goods and services tax (12% of previous items)		$ 2,506 $ 2,536
$23,388 $23,669
Contingency; 10% of itemized budget		$ 2,339 $ 2,367
$25,777 $26,036

John Ostler: M.Sc., P.Geo.
Consulting Geologist

West Vancouver, British Columbia
October 14, 2010

6.0 REFERENCES

Buckley, Paul; 1973: Geochemical Report MR. Groups of Claims Chelaslie Arm; B.C. Min. Energy, Mines
and Petr. Res., Ass. Rept. No. 4,610, 6 p. inc. 1 fig, 6 maps.

Caulfield, D.A.; 1992: 1992 Geological and Geochemical Report on the Bull 1-4 Claims;
B.C. Min. Energy, Mines and Petr. Res., Ass. Rept. No. 22,535, 12 p. inc 6 fig.,
appendices and analyses.

Douglas, J.R.W. ed.; 1970: Geology and Economic Minerals of Canada; Dept. Energy, Mines, Res. Canada,
Econ. Geol. Rept. No.1, Ch. VIII, pp. 365-489.

Harivel, Colin and Livingstone, K.W.; 1982: Geochemical Report Precious Metals Mineral Claims
Chelaslie Lake, North Central B.C. Omineca Mining Division NTS 93 F/5E and 6W ...;
B.C. Min. Energy, Mines and Petr. Res., Ass. Rept. No. 10,323, 6 p. inc 1 fig., 4 maps.

Harivel, Colin and Livingstone, K.W.; 1981: Precious Metals Report on 1980 Reconnaissance
Geological Sampling Chelaslie Lake, North Central B.C. Omineca Mining Division
NTS 93 F/5E and 6W; B.C. Min. Energy, Mines and Petr. Res., Ass. Rept. No. 9,653,
3 p., 4 maps.

Holland, S.S.; 1976: Landforms of British Columbia, A Physiographic Outline;
B.C. Min. Energy, Mines and Petr. Res., Bull. 48, pp. 68-69.

Lefebure, D.V. and Church, B.N., Polymetallic Veins Ag-Pb-Zn +/-Au,
in:
Lefebure, D.V. and Höy, Trygve ed.; 1996: Selected British Columbia Mineral Deposit Profiles,
Vol. 2 - Metallic Deposits; B.C. Min. Employment and Investment,
Geol. Surv. O.F. 1996-13, pp. 67-69.

Tipper, H.W.; 1963: Nechako River Map-area, British Columbia; Geol. Surv. Canada Mem. 324,
59 p. + Map 1131A.

Tipper, H.W.; 1959: Revision of the Hazelton and Takla Groups of Central British Columbia;
Geol. Surv. Canada; Bull. 47, 51p.

Tipper, H.W., Campbell, R.B., Taylor, G.C. and Stott, D.F.; 1979: Parsnip River, British Columbia;
Geol. Surv. Canada Map 1424A; 1 map, 1 correlation.

-----; 1968: Natalkuz Lake, British Columbia; Energy, Mines, and Res. Aeromag. Map 5288G.

-----; 1968: Tetachuck Lake, British Columbia; Energy, Mines, and Res. Aeromag. Map 5289G.

APPENDIX ‘A’

CERTIFICATE OF QUALIFICATION

I, John Ostler, of 1015 Clyde Avenue in the City of West Vancouver, Province of British Columbia do hereby certify:

That I am a consulting geologist with business address at 1015 Clyde Avenue, West Vancouver, British Columbia;

That I am a graduate of the University of Guelph in Ontario where I obtained my Bachelor of Arts degree in Geography (Geomorphology) and Geology in 1973, and that I am a graduate of Carleton University of Ottawa, Ontario where I obtained my Master of Science degree in Geology in 1977;

That I am registered as a Professional Geoscientist with the Association of Professional Engineers and Geoscientists of British Columbia;

That I have been engaged in the study and practice of the geological profession for over 35 years;

That this report is based on data in the literature of the Tara property;

That I am the sole author of this report and all sources of information not based on my personal knowledge of the Tara property area are referenced in a standard format.  In my opinion, the record of previous exploration on the Tara property areas is reasonably accurate and correct;

That in matters concerning legal title to the Tara property areas and on economic, environmental, and legal aspects of developing a mine in British Columbia, I disclaim responsibility.  I am not licensed to practice law in the Province of British Columbia;

That I have no interest in the Tara property or in Press Ventures Inc., nor do I expect to receive any.

John Ostler; M.Sc., P.Geo.
Consulting Geologist

West Vancouver, British Columbia
October 14, 2010